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                             ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Harbor Bancorp, Inc. of our updated opinion, dated August 26, 1999 with respect to the merger of Harbor Bancorp, Inc. and Pacific Financial Corporation and to our firm, respectively, included in the Registration Statement No. 333-86687 of Harbor Bancorp, Inc. (the
"Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        ALEX SHESHUNOFF & CO.
                                        INVESTMENT BANKING


                                        By:  /s/ R.A. Place
                                           --------------------------------


AUSTIN, TX
October 19, 1999